Exhibit 10.1

PURCHASE AGREEMENT

for

SENIOR SECURED NOTES AND WARRANTS

Dated as of February 26, 2010

among

GULFSTREAM INTERNATIONAL GROUP, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

Exhibits

List of Purchasers -	Exhibit A
Form of Note -	Exhibit B
Form of Warrant -	Exhibit C
Form of Escrow Agreement-	Exhibit D
Form of Security Agreement-	Exhibit E
Form of Intercreditor Agreement-	Exhibit F
Form of Registration Rights Agreement-	Exhibit G
Offeree Questionairre-	Exhibit H

PURCHASE AGREEMENT
For
SENIOR SECURED NOTES AND WARRANTS

THIS PURCHASE AGREEMENT FOR SENIOR SECURED NOTES AND WARRANTS (the “Agreement”) is dated as of February 26, 20010 by and among Gulfstream International Group, Inc., a Delaware corporation (the “Company”), and of the Purchasers of the Senior Secured Notes and Warrants of the Company whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Securities

 Section 1.1. Purchase and Sale of Securities.  Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers (a “Purchaser”) shall purchase from the Company, severally, and not jointly, in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto:

(a) a 12% Senior Secured Notes of the Company due December 31, 2010 (the “Note”) and in the form of Exhibit B attached hereto, and

(b) a warrant, expiring February 28, 2015 (the “Warrants”), entitling the Purchaser to acquire that number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) as shall be determined by dividing (i) fifty percent (50%) of the principal amount of the Note purchased by such Purchaser, by (ii) the Exercise Price of the Warrants; provided, however, that if the Note purchased by the Purchaser shall not have been prepaid in full by June 30, 2010, then and in such event the number of shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) shall be determined by dividing (i) one hundred percent (100%) of the principal amount of the Note purchased by such Purchaser, by (ii) the Exercise Price of the Warrants.  As used herein, the “Exercise Price” of the Warrants shall be equal to one hundred percent (100%) of the closing price of the Company’s Common Stock as at the Closing Date (hereinafter defined).  A copy of the form of Warrant is attached hereto as Exhibit C.

The Note and Warrants sold to each Purchaser hereunder are paid of an aggregate of up to $1,000,000 of Notes and Warrants to be issued to all Purchasers pursuant to this Agreement.  Such Notes and Warrants are sometimes collectively referred to herein as the “Securities.” The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2. Warrant Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock as shall from time to time be sufficient to permit the exercise of all of the Warrants from time to time outstanding.  Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”.

Section 1.3. Purchase Price and Closings.

(a)           Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and the Warrants for an aggregate purchase price of up to One Million Dollars ($1,000,000) (the “Purchase Price”).

(b)           The sale of the Notes and the Warrants shall be sold and funded in one closing (the “Closing”) which shall take place on a date which shall be not later than Friday, February 26, 2010 (the “Closing Date”), unless such Closing Date shall be mutually extended by agreement between the Company and Taglich Brothers, Inc., as agent for the Purchasers (“TBI”).

(c)           Pending the Closing, all proceeds paid by Purchasers will be held in escrow in an escrow account maintained by CSC Trust Company of Delaware at PNC Bank pursuant to the terms of the escrow agreement in the form of Exhibit D annexed hereto (the “Escrow Agreement”).  Set forth below are the wire instructions for the escrow account under the Escrow Agreement.

PNC Bank
300 Delaware Avenue
Wilmington, DE 19899
ABA# ___________

Account Name:    CSC Trust Company of Delaware

Account Number:  ___________

FFC:  Gulfstream International Group, Inc. Escrow; ___________

Section 1.4. Payment of Purchase Price.  On the Closing Date,  (a) each Purchaser shall pay the Purchase Price to the Company for the Securities to be issued and sold to the Purchaser at the Closing, by wire transfer of immediately available funds to in accordance with the wire instructions set forth in Section 1.3(c) above, and (b) the Company shall deliver to each Purchaser (i) Notes in an amount equal to the Purchase Price paid by the Purchaser at the Closing, and (ii) Warrants in an amount determined under the provisions of Section 1.1(b) of this Agreement.

Section 1.5. Location and Time of Closings.  The Closing under this Agreement shall take place at the offices of Hodgson Russ LLP, 1540 Broadway, 24th floor, New York, New York 10036 at 10:00 a.m., New York time.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) certificates for the number of Notes and Warrants set forth opposite the name of such Purchaser on Exhibit A hereto, and (y) any other documents required to be delivered pursuant to Article IV hereof.  At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to an escrow account designated by the escrow agent.

Section 1.6. Security Agreement.  The Notes shall be secured by a priority lien and security interest on the accounts receivable of the Company and the proceeds from the sale or collection of such accounts receivable (the “A/R Lien”) which A/R Lien shall be senior to all other liens and security interests on the accounts receivable of the Company and its Subsidiaries and the proceeds thereof.  At the Closing, the Company and TBI, as collateral agent for each of the Purchasers (the “Collateral Agent”), shall enter into a security agreement in the form of Exhibit E annexed hereto (the “Security Agreement”).

Section 1.7. Intercreditor Agreement. Inasmuch as the A/R Lien securing payment of the Notes is intended to be senior to all other liens and security interests encumbering the accounts receivable of the Company, at the Closing, the Company, the Collateral Agent and Shelter Island Opportunity Fund, LLC shall enter into an intercreditor and subordination agreement in the form of Exhibit F annexed hereto (the “Intercreditor Agreement”).

Section 1.8. Registration Rights Agreement.  At the Closing, the Company and each Purchaser shall enter into a registration rights agreement in the form of Exhibit G annexed hereto (the “Registration Rights Agreement”).

ARTICLE II

Representations and Warranties

Section 2.1. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  As used in this Agreement, the term “Subsidiary” means any legal entity in which the Company owns, directly or indirectly, outstanding capital stock, or holds an equity or similar interest, representing all of the outstanding equity or similar interest of the entity.  The Company does not have any Subsidiaries except as set forth in the Company’s Form 10-K for the year ended December 31, 2008, including the accompanying financial statements (the “Form 10-K”), the Company’s Form 10-K/A filed with the Commission on April 30, 2009 (the “Form 10-K/A”), the Company’s Form 10-Q for the fiscal quarters ended March 31, 2009, June 30,  2009 and September 30, 2009 (the “Form 10-Qs”), the Proxy Statement on Schedule 14A for the Company’s stockholder meeting held October 20, 2009, and any and all Form 8-K Interim Reports filed by the Company since the date of the Form 10-K, (collectively the “Recent 34 Act Filings”), or on Schedule 2.1(g) hereto.  The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”), and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  This Agreement has been and will be duly executed and delivered by the Company at each Closing.  Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization.  The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth in the Recent 34 Act Filings or as updated on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and the Preferred Stock have been duly and validly authorized.  Except as set forth in the Recent 34 Act Filings or on Schedule 2.1(c) hereto: (i) no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (ii) there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company; (iii) the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and (iv) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.  The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below).  The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).  For the purposes of this Agreement, “Material Adverse Effect” means (i) any event or condition which would have a material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and the Subsidiaries, when taken as a consolidated whole, and/or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d) Issuance of Securities.  The Securities to be issued at the Closing will have been duly authorized by all necessary corporate action, and the Notes and Warrants, when paid for or issued in accordance with the terms of this Agreement, shall be validly issued and outstanding.

(e) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and the Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes, Warrants and Warrant Shares in accordance with the terms of the Transaction Documents (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers in this Agreement.

(f) Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents.  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  At the times of their respective filings, the Form 10-K, the Form 10-K/A, and the Form 10-Qs complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Recent 34 Act Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and the Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries.  The Commission Documents or Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership.  For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.  All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable.  There is not outstanding any preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.  Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h) No Material Adverse Change.  Since December 31, 2008, except as disclosed in the Recent 34 Act Filings the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities.  Except as disclosed in the Recent 34 Act Filings, neither the Company nor any of the Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or the Subsidiaries’ respective businesses since December 31, 2008 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or the Subsidiaries.

(j) No Undisclosed Events or Circumstances.  No event or circumstance has occurred or exists with respect to the Company or the Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k) Indebtedness.  The Recent 34 Act Filings or Schedule 2.1(k) hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.  Except as set forth in the Recent 34 Act Filings or on Schedule 2.1(k) hereto, neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets.  Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Form 10-K, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those disclosed in the Form 10-K or such that, individually or in the aggregate, do not cause a Material Adverse Effect.  All leases that are material to the business of the Company and the Subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the Recent 34 Act Filings or on Schedule 2.1(m) hereto: (i) there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, and (ii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

(n) Compliance with Law.  The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect.  The Company and each of the Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes.  Except as set forth in the Recent 34 Act Filings or on Schedule 2.1(o) hereto, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable.  None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees.  Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(q) Disclosure.  Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Operation of Business.  The Company and each of the Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Recent 34 Act Filings, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others that does or would have a Material Adverse Effect.

(s) Environmental Compliance.  The Company and each of the Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws.  The Recent 34 Act Filings describe all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or the Subsidiaries.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.

The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of the Subsidiaries.  The Company and each of the Subsidiaries are also in compliance with all other material limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or the Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Record Internal Accounting Controls.  The books and records of the Company and the Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

(u) Material Agreements.  Except as described in or filed as an exhibit to the Recent 34 Act Filings or on Schedule 2.1(u) hereto (which Schedule may cross-reference other Commission Documents), neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act.  The Company and each of the Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.  Except as set forth in the Recent 34 Act Filings or on Schedule 2.1(u) annexed hereto, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of dividends on the Series A Preferred Stock, other preferred stock, if any, or its Common Stock.

(v) Transactions with Affiliates.  Except as set forth in the Commission Documents, and other than as disclosed on Schedule 2.1(v), none of the officers, directors or employees of the Company is presently a party to any transaction of the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers, or directors) including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing fro rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which such officer, director, or employee has a substantial interest or is an officer, director, trustee, or partner.

(w) Securities Laws.  Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of Securities.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees.  Except as disclosed in the Recent 34 Act Filings, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary.  Except as disclosed in the Recent 34 Act Filings, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(z) Absence of Certain Developments.  Except as set forth in the Recent 34 Act Filings or on Schedule 2.1(c) hereto, since September 30, 2009, neither the Company nor any Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any material amount or incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such Subsidiary’s business;

(iii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any material payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other material tangible assets, or canceled any material debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any material patent rights, trademarks, trade names, copyrights, trade secrets or other material intangible assets or intellectual property rights, or disclosed any material proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other material transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or the Subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as those terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb) ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of the Subsidiaries which is or would be materially adverse to the Company and the Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc) Dilutive Effect.  The Company understands and acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and, except as disclosed in the Recent 34 Act Filings, since December 1, 2007, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Sarbanes-Oxley Act.  The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

(ff) Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Purchaser pursuant to any Transaction Document, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, and the other Purchasers and their counsel have had the opportunity to review and consider the Transaction Documents for their own respective benefit. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated by the Transaction Documents.

(gg) DTC Status.  The Company’s current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth on Schedule 2.1(gg) hereto.

(hh) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage of at least $5.0 million.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. The Company reasonably believes that it will be able to renew its own and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and their business without a material increase in cost.

Section 2.2. Representations and Warranties of the Purchasers.  Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers.  If the Purchaser is a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by the Agreement, it has been duly incorporated or organized, and that it is validly subsisting in the jurisdiction of its incorporation or organization.  If the Purchaser is a natural person, he or she is of the full age of majority and is legally competent to execute and perform under the terms of the Transaction Documents.

(b) Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it under this Agreement.  The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated the Transaction Documents have been duly authorized by all necessary corporate or partnership other organizational action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, interest holders or representatives, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(c) No Conflicts.  The execution, delivery and performance of the Transaction Documents and the consummation by such Purchaser of the transactions contemplated by the Transaction Documents do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser).  Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Securities in accordance with their terms, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company in this Agreement.

(d) Acquisition for Investment.  Each Purchaser is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution.  Each Purchaser does not have a present intention to sell the Securities or the Warrant Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities or the Warrant Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Securities and the Warrant Shares at any time in accordance with Federal and state securities laws applicable to such disposition.  Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e) Status of Purchasers.  Such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and has indicated on the attached Exhibit E the basis on which the Purchaser claims to be an accredited investor.  Such Purchaser is not acting as a “broker-dealer,” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the transactions contemplated by the Transaction Documents, and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(f) Opportunities for Additional Information.  Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s individual knowledge of the Company’s affairs, such Purchaser and its representatives have asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk including those risks identified in the Recent 34 Act Filings. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to acquisition of the Securities.

(g) No Governmental Review.  Each Purchaser understands that no United States federal or state agency, or any other government or governmental agency, has passed upon or made any recommendation or endorsement of the Securities or of the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) No General Solicitation.  Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(i) Rule 144.  Such Purchaser understands that the Securities and Warrant Shares must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available.  Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances.  Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any of the Securities and Warrant Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(j) General.  The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth in this Agreement in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.

(k) Independent Investment.  Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(l) Trading Activities.  Each Purchaser’s trading activities with respect to the Securities shall be in compliance with all applicable federal and state securities laws.  No Purchaser nor any of its affiliates has an open short position in Common Stock, each Purchaser agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to Common Stock for a period of one (1) year following the applicable Closing Date.

(m) Counsel.  The Purchaser is represented by its own legal counsel, and it acknowledges that the Company’s counsel is acting as counsel to the Company and not as counsel to the Purchaser.

(n) Offeree Questionairre. The Purchaser has completed, executed and delivered to the Company an offeree questionnaire in the form of Exhibit H annexed hereto and made a part hereof (the “Offeree Questionairre”).

ARTICLE III

Covenants of the Company

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein):

Section 3.1. Securities Law Compliance.  The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Securities and Warrant Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2. Registration and Listing.  The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted in the Transaction Documents.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the NYSE: Amex Stock Exchange or other exchange or market on which the Common Stock is trading.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3. Inspection Rights.  The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall own Warrant Shares which, in the aggregate, represent more than 5% of the total combined voting power of all of the Company’s voting securities then outstanding, for purposes reasonably related to such Purchaser’s interests as a stockholder to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees, provided, however, that if required by Regulation FD or other applicable regulations of the Commission, the right of inspection and information provided in this section shall be exercisable by the Purchaser only if the Purchaser enters into an appropriate confidentiality agreement with the Company.

Section 3.4. Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and the Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6.Reporting Requirements.  If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Securities or shall beneficially own any Notes or Warrants:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7. Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.8. Use of Proceeds.  The net proceeds from the sale of the Securities shall be used by the Company for working capital purposes only, and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.9. Reservation of Shares.  So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred twenty percent (120%) the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

Section 3.10. Reporting Status. So long as a Purchaser beneficially owns any of the Warrants, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act.

Section 3.11. Disclosure of Transaction. The Company file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement) on the Initial Closing Date.  "Trading Day" means any day during which the NYSE: Amex Stock Exchange (or other principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.12. Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.13. Monthly A/R Reports. Not later than ten (10) days following the last day of each month, commencing with the month of February 2010, the Company shall furnish to the Collateral Agent reports as at the aggregate amount of the accounts receivable of the Company and each of its Subsidiaries (as hereinafter defined) as at end of the immediately preceding calendar month (the “A/R Report”).   The failure of the Company to timely furnish such monthly A/R Report shall constitute a material breach of this Agreement and, upon receipt of written notice from Collateral Agent, shall represent an Event of Default under the Note.

Section 3.14. Additional Affirmative Covenants.  The Company hereby covenants and agrees, so long as any Securities remain outstanding and to the extent necessary to avoid a Material Adverse Effect, as follows:

(a) Maintenance of Corporate Existence.  The Company shall and shall cause the Subsidiaries to, maintain in full force and effect its corporate existence, material rights and franchises and all material terms of licenses and other rights to use material licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

(b) Maintenance of Properties.  The Company shall and shall cause the Subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall the Subsidiaries to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

(c) Payment of Taxes.  The Company shall and shall cause the Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and the Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or the Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or the Subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(d) Maintenance of Insurance.  The Company shall and shall cause the Subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or the Subsidiaries, in amounts sufficient to prevent the Company and the Subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause the Subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or the Subsidiaries is a party or by which it is bound.  In addition, the Company and the Subsidiaries shall maintain directors and officers liability insurance coverage of at least $5.0 million by insurers of recognized financial responsibility.

ARTICLE IV

Covenants of the Company and the Purchasers

Section 4.1. Further Assurances.  From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of the Transaction Documents and any of the Securities.

Section 4.2. Restrictions on Common Stock Ownership. Notwithstanding anything to the contrary set forth in this Agreement, at no time may any  Purchaser own of record or beneficially, upon exercise of the Warrant, in whole or in part, that number of shares of Common Stock that would cause such Purchaser or his or its Affiliate to own beneficially at such time, when aggregated with all other shares of Common Stock beneficially owned by the Purchaser and his or its affiliates at such time (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder), in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Purchaser or his or its Affiliates providing the Corporation with sixty-one (61) days notice (the "Waiver Notice") that the Purchaser or his or its Affiliate would like to waive the provisions of this Section 3.16 regard to any or all shares of Common Stock, this Section 3.16 shall be of no force or effect with regard to those shares referenced in the Waiver Notice.

ARTICLE V

Conditions

Section 5.1. Conditions Precedent to the Obligation of the Company to Sell the Securities.  The obligation hereunder of the Company to issue and sell the Securities to the Purchasers is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser’s Representations and Warranties.  The representations and warranties of each Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to each Closing.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price.  The Purchase Price for the Securities has been delivered to the Company at such Closing Date.

(e) Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

Section 5.2. Conditions Precedent to the Obligation of the Purchasers to Purchase the Securities.  The obligation hereunder of each Purchaser to acquire and pay for the Securities is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.  These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Company.  The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing.

(c) No Suspension.  Trading in the Company’s Common Stock shall not have been suspended by the Commission or the NYSE: American Stock Exchange (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities.

(d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Certificates.  The Company shall have executed and delivered to the Purchasers the certificates for the Securities being acquired by such Purchaser at such Closing (in such denominations as such Purchaser shall request).

(g) Resolutions.  The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the "Resolutions").

(h) Reservation of Shares.  As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of permitting the exercise of the Warrants, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the aggregate number of Warrant Shares issuable upon exercise of the Warrants outstanding on such Closing Date.

(i) Secretary’s Certificate.  The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(j) Officer’s Certificate.  The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of such Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(k) Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE VI

Certificate Legends

Section 6.1. Legends.  Each certificate representing the Securities, and, if appropriate, securities issued upon exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SECURITIES IS EFFECTIVE AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET, OR (B) GULF STREAM INTERNATIONAL RECEIVES AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO IT, THAT THE REQUIREMENTS FOR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN MET.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the securities upon which it is stamped, if (i) the securities are registered for resale under the Securities Act and registered or qualified under any applicable state securities laws, or (ii) in connection with a sale, assignment or other transfer, the holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that the sale, assignment, or transfer of the securities is exempt from registration under the Securities Act and is exempt from the registration or qualification requirements of any applicable state securities law.

ARTICLE VII

Indemnification

Section 7.1. Company Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 7.2. Purchaser Indemnity.  Each Purchaser agrees to indemnify and hold harmless the Company.

Section 7.3. Indemnification Procedure.  Any party entitled to indemnification under this Article VII (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.

In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, but only if the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VIII

Miscellaneous

Section 8.1. Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement

Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by delivery of a copy thereof, by an independent delivery service that confirms delivery at the recipient’s address, to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 8.2. Entire Agreement; Amendment.  This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority of the Securities then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Securities, as the case may be.

Section 8.3. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Gulfstream International Group, Inc. 3201 Griffin Road Ft. Lauderdale, Florida Attention: David Hackett, President Tel. No.: (954) 985-1500 Fax No.: (954) 985 5245

with copies to:	Hodgson Russ LLP 1540 Broadway, 24th Floor New York, New York 10036-4039 Attention: Stephen A. Weiss, Esq. Tel. No.: (646) 218-7606 Fax No.: (212) 751-0928

If to any Purchaser:
At the address of such Purchaser set forth on Exhibit A
to this Agreement, with copies to Purchaser’s counsel as
set forth on Exhibit A or as specified in writing by such
Purchaser with copies to:______________________________________

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 8.4. Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.5. Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.6. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 8.7. No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.8. Placement Agent Compensation. Taglich Brothers, Inc. or its Affiliates shall be entitled to receive (a) a fee equal to five percent (5%) of the total amount of Notes sold in the Offering, and (b) warrants (the “Placement Agent Warrants”) entitling the Placement Agent or its Affiliates to purchase a number of Warrant Shares equal to ten percent (10%) of the number of Warrant Shares issuable to Purchasers of the Notes.

Section 8.9. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10. Survival.  The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and each Closing until the second anniversary of the final Closing Date, except the agreements and covenants set forth in Articles I, III, VI, VII, and VIII of this Agreement shall survive the execution and delivery hereof and the Closings hereunder.

Section 8.11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart, provided that a facsimile signature delivered by an electronic communications system shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 8.12. Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 8.13. Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.14. Subsidiaries. As used in this Agreement, the term “Subsidiaries” shall mean each of Gulfstream International Airlines, Inc., a Florida corporation, Gulfstream Connection, Inc., a Florida corporation, Gulfstream Training Academy, a Florida corporation and GIA Holdings Corp., Inc., a Delaware corporation, and all wholly-owned subsidiaries of the Company.  The Subsidiaries have jointly and severally guaranteed the obligations of the Company under the Note and the Security Agreement, and by their execution below, this Agreement.

Section 8.15. Further Assurances.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Securities, and the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Purchase Agreement for Senior Subordinated Notes and Warrants

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

The Company:	GULFSTREAM INTERNATIONAL GROUP, INC.

By:
Name: David F. Hackett Title: President
The Subsidiaries:	GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:
Name: David F. Hackett Title: President
GULFSTREAM CONNECTION, INC.

By:
Name: David F. Hackett Title: President

GULFSTREAM TRAINING ACADEMY, INC.

By:
Name: David F. Hackett Title: President
GIA HOLDINGS CORP., INC.

By:
Name: David F. Hackett Title: President

PURCHASER (signing jointly)	PURCHASER

By:_________________________________ Name: Title:	By:_____________________________________________________ Name: Title:

Address of Purchaser

_________________________________________________________ _________________________________________________________ Email: _________________________________ Telephone: _____________________________
Principal amount of Notes Purchased: $_______________

Purchase Price: $______________________

Number of Warrants based on formula contained in Section 1.1(b). _____________ Warrants

DEFINITION OF “ACCREDITED INVESTOR”

The term “accredited investor” means:

A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

       A director or executive officer of the Company.

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

An entity in which all of the equity owners are accredited investors.  (The Purchaser must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

ACCREDITED INVESTOR REPRESENTATIONS

Each Purchaser indicating that it is an Accredited Investor, severally and not jointly, further represents and warrants to the Company as follows:

Such person or entity qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Purchaser’s interests in connection with the transactions contemplated by this Agreement.

Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

Such person or entity is not relying on any representations and warranties concerning the Company, whether oral or written, made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

Such person or entity is acquiring the Securities for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.

Such person or entity will not sell or otherwise transfer the Securities, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Securities substantially in the form set forth in Section 5.1.

Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.